EXHIBIT 1

                                       JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  February 13, 2002





                           ARTISAN INVESTMENT CORPORATION
                               for itself and as general partner of
                               ARTISAN PARTNERS LIMITED PARTNERSHIP




                           By: /s/ Andrew A. Ziegler
                               -----------------------------------
                                      Andrew A. Ziegler
                                      President


                            ANDREW A. ZIEGLER

                            /s/ Andrew A. Ziegler
                            -----------------------------------------------


                            CARLENE MURPHY ZIEGLER

                            /s/ Carlene Murphy Ziegler
                            -----------------------------------------------


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